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                                                                    EXHIBIT 10.1

                                     TEKELEC

2003 Executive Officer Bonus Plan

Tekelec ("Tekelec" or the "Company") believes that a portion of each executive officer's annual compensation should be directly related to the Company's financial performance and such officer's achievement of certain objectives. The 2003 Executive Officer Bonus Plan ("2003 Bonus Plan") is designed to motivate Tekelec's executive officers and to reward them for their continuing contributions to the Company's business if in 2003 the Company achieves certain financial results and/or such officers achieve certain individual, business or strategic objectives. The Company believes that the achievement of these results and objectives is essential for the Company's success and for the continued growth in shareholder value.

2003 Bonus Plan:

Each Eligible Officer (as defined below) who earns a bonus by virtue of his or her continuing employment with Tekelec will be eligible to receive:

(i) a quarterly bonus ("Quarterly Bonus") based on the Company's financial performance as measured by the degree of the Company's attainment of a pre-set, Board of Directors' approved, operating income before bonus goal for each calendar quarter during 2003; and

(ii) an annual bonus ("Annual Bonus") based on his/her achievement in 2003 of individual, business or strategic objectives that the Company's Chief Executive Officer (in the case of the Chief Executive Officer, the Board of Directors) approves during the first quarter of 2003.

The Quarterly Bonuses and Annual Bonus payable to an Eligible Officer under the 2003 Bonus Plan will be calculated as a percentage of such officer's actual earnings paid during a calendar quarter or the calendar year, as the case may be, excluding certain compensation and payments (e.g., reimbursement for moving expenses, bonus payments received under the 2002 or 2003 Bonus Plan, stock option compensation, disability benefits, sign-on bonuses, vacation cash-outs, on call pay, and similar payments).

Eligible Officers:

Unless additional officers are expressly designated as Eligible Officers under the 2003 Bonus Plan pursuant to a subsequent, duly adopted Board of Directors' resolution, only the following executive officers shall be eligible to participate in the 2003 Bonus Plan (all titles are positions with Tekelec unless otherwise specified):

                Chief Executive Officer
                Chief Operating Officer
                Chief Financial Officer
                Vice President and General Manager, Network Systems Division Vice President and General Counsel


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                Vice President and General Manager, IEX Contact Center Division
                Vice President, Corporate Development
                Vice President, Human Resources
                Vice President, Operations and Quality

In order to earn and be eligible to receive a Quarterly or an Annual Bonus, an Eligible Officer must be employed by Tekelec or one of its subsidiaries as an Eligible Officer on the date on which such bonuses are paid, unless such requirement is waived in writing by the Company's Chief Executive Officer in the case of an Eligible Officer other than the Chief Executive Officer, or by the Board of Directors in the case of the Chief Executive Officer. An Eligible Officer who is on an approved leave of absence from the Company during a calendar quarter will, for purposes of determining eligibility under the 2003 Bonus Plan, be treated as being employed by the Company during such leave of absence. In the event that an Eligible Officer's title changes during a calendar quarter, the amount of Quarterly Bonus payable under the 2003 Bonus Plan to such Eligible Officer commencing with such quarter and the amount of Annual Bonus payable under the 2003 Bonus Plan to such Eligible Employee shall be determined by reference to such Eligible Officer's new title and corresponding Quarterly Bonus Percentage and Annual Bonus Percentage, as the case may be.

Quarterly Bonuses:

The Company's pro forma operating income before bonus (which excludes the effects of acquisition-related amortization and other merger-related charges) calculated on a consolidated basis ("Operating Income before Bonus") for each calendar quarter will be the financial measure for the Quarterly Bonuses.

The amount of bonus payable as a Quarterly Bonus to an Eligible Officer will be calculated by multiplying (i) the product of such Eligible Officer's actual earnings paid in a calendar quarter and the Quarterly Bonus Percentage for such calendar quarter listed opposite such officer's title in the Bonus Participation Table below by (ii) the applicable Bonus Factor (as determined in accordance with the matrix set forth in Schedule A attached hereto). Stated mathematically, the amount of a Quarterly Bonus equals (AxB)xC, where A = an Eligible Officer's actual earnings paid in a calendar quarter; B = the applicable Quarterly Bonus Percentage; and C = the applicable Bonus Factor.

The amount of the Company's quarterly Operating Income before Bonus will determine the applicable Bonus Factor. As indicated on Schedule A, minimum quarterly Operating Income before Bonus will result in a Bonus Factor of 25%; mid-point Operating Income before Bonus will result in a Bonus Factor of 50%; and maximum quarterly Operating Income before Bonus will result in a maximum Bonus Factor of 100%. There will be a linear increase in the percentage amount of the Bonus Factor between (i) the minimum quarterly Operating Income before Bonus and the mid-point Operating Income before Bonus; and (ii) the mid-point Operating Income before Bonus and the maximum quarterly Operating Income before Bonus.

Except as otherwise provided herein, the Quarterly Bonus will be payable in one lump sum (subject to applicable withholding taxes and other applicable deductions) within 30 days after the Company's quarterly results are publicly announced. An Eligible Officer who is on an approved leave of absence from the Company on the date on which Quarterly Bonuses are paid by the


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Company and thereafter returns to active status as an Eligible Officer upon the end of such leave of absence, will be paid a Quarterly Bonus to which he/she is otherwise entitled under this 2003 Bonus Plan within 30 days following his/her return to active status as an Eligible Officer. An Eligible Officer who is on an approved leave of absence from the Company on the date on which Quarterly Bonuses are paid by the Company and thereafter fails to return to active status as an Eligible Officer upon the end of such leave of absence, will forfeit his/her right to any Quarterly Bonus to which he/she may otherwise be entitled for such quarter.

Annual Bonuses:

The percentage degree (0% to 100%) to which an Eligible Officer achieves his/her objectives for 2003 will be the measure for the Annual Bonus. The determination of the percentage degree to which an Eligible Officer (other than the Chief Executive Officer) achieves his/her objectives will be made by the Chief Executive Officer by February 15, 2004. The determination of the percentage degree to which the Chief Executive Officer achieves his objectives will be made by the Board of Directors by February 15, 2004.

The amount of a bonus payable as an Annual Bonus to an Eligible Officer will be calculated by multiplying (i) the product of such officer's actual earnings paid in 2003 and the Annual Bonus Percentage listed opposite such officer's title in the Bonus Participation Table below by (ii) the percentage degree to which the Chief Executive Officer or the Board of Directors, as the case may be, determines that such Eligible Officer has achieved his/her objectives for 2003.

Except as otherwise provided herein, the Annual Bonus will be payable in one lump sum (subject to applicable withholding taxes and other applicable deductions) within 30 days of the Chief Executive Officer's or Board of Directors' determination, as the case may be, of the percentage degree to which the Eligible Officer has achieved his/her objectives for 2003. An Eligible Officer who is on an approved leave of absence from the Company on the date on which Annual Bonuses are paid by the Company and thereafter returns to active status as an Eligible Officer upon the end of such leave of absence, will be paid an Annual Bonus to which he/she is otherwise entitled under this 2003 Bonus Plan within 30 days following his/her return to active status as an Eligible Officer. An Eligible Officer who is on an approved leave of absence from the Company on the date on which Annual Bonuses are paid by the Company and thereafter fails to return to active status as an Eligible Officer upon the end of such leave of absence, will forfeit his/her right to any Annual Bonus to which he/she may otherwise be entitled for 2003.

Bonus Participation Levels:

For purposes of determining an Eligible Officer's Quarterly or Annual Bonus under the 2003 Bonus Plan, the Quarterly Bonus Percentages (by calendar quarter) and the Annual Bonus Percentages for the Eligible Officers shall be as follows:


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                            Bonus Participation Table

                                                                    Quarterly Bonus Percentage          Annual
                                                                   -----------------------------         Bonus
Title                                                               Q1      Q2      Q3      Q4        Percentage
-----                                                              ----    ----    ----    -----      ----------
Chief Executive Officer                                            40.0%   80.0%  120.0%   160.0%         25%
Chief Operating Officer                                            32.0    64.0    96.0    128.0          20
Chief Financial Officer                                            22.4    44.8    67.2     89.6          14
Vice President and General Manager, NSD                            22.4    44.8    67.2     89.6          14
Vice President and General Counsel                                 22.4    44.8    67.2     89.6          14
Vice President and General Manager, IEX Contact Center Division    19.2    38.4    57.6     76.8          12
Vice President, Corporate Development                              16.0    32.0    48.0     64.0          10
Vice President, Human Resources                                    16.0    32.0    48.0     64.0          10
Vice President, Operations and Quality                             16.0    32.0    48.0     64.0          10

---------------

Discretionary Bonuses:

Discretionary bonuses may also be paid under the 2003 Bonus Plan but only upon the express approval of the Board of Directors.

                                    * * * * *


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                                   SCHEDULE A

                                                                           Bonus Factor
                                                                           ------------
2003 First Quarter

Minimum Operating Income before Bonus:                 $ 2,693,000              25%

Mid-Point Operating Income before Bonus:               $ 3,600,000              50%

Maximum Operating Income before Bonus:                 $ 4,825,000             100%

2003 Second Quarter

Minimum Operating Income before Bonus:                 $ 5,564,000              25%

Mid-Point Operating Income before Bonus:               $ 7,950,000              50%

Maximum Operating Income before Bonus:                 $11,175,000             100%

2003 Third Quarter

Minimum Operating Income before Bonus:                 $11,722,000              25%

Mid-Point Operating Income before Bonus:               $14,775,000              50%

Maximum Operating Income before Bonus:                 $18,900,000             100%

2003 Fourth Quarter

Minimum Operating Income before Bonus:                 $13,371,000              25%

Mid-Point Operating Income before Bonus:               $18,125,000              50%

Maximum Operating Income before Bonus:                 $24,550,000             100%


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